Exhibit 3.5

CERTIFICATE OF INCORPORATION

OF

MEADWESTVACO MARYLAND, INC.

The undersigned, in order to form a corporation under and pursuant to the provisions of the Delaware General Corporation Law, does hereby certify as follows:

ARTICLE I

The name of the Corporation is MeadWestvaco Maryland, Inc.

ARTICLE II

The address of the registered office of the Corporation in the State of Delaware is The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the Corporation’s registered agent at such registered office is The Corporation Trust Company.

ARTICLE III

The purpose of the Corporation shall be to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

ARTICLE IV

The total number of shares of stock that the Corporation shall have authority to issue is 100. All such shares are to be Common Stock, par value $1.00 per share.

ARTICLE V

Election of directors need not be by ballot unless the By-laws of the Corporation shall so provide.

ARTICLE VI

In furtherance and not in limitation of the power conferred upon the Board of Directors by law, the Board of Directors shall have power to make, adopt, alter, amend and repeal from time to time the By-laws of the Corporation, subject to the right of the stockholders entitled to vote with respect thereto to alter, amend and repeal By-laws adopted by the Board of Directors.

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:30 PM 12/27/2002
020804330 – 3599721

ARTICLE VII

A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended. Any amendment, modification or repeal of the foregoing sentence shall not adversely affect any right or protection of a director of the Corporation hereunder in respect of any act or omission occurring prior to the time of such amendment, modification or repeal.

ARTICLE VIII

The incorporator of the Corporation is David A. Neuhardt, whose mailing address is 2000 Courthouse Plaza, N.E., 10 West Second Street, Dayton, Ohio 45402-1758. The powers of the incorporator are to terminate upon the filing of this Certificate of Incorporation. The name and mailing address of the persons who are to serve as the initial directors of the Corporation until the first annual meeting of stockholders of the Corporation, or until their successors are elected and qualified, are:

NAME OF DIRECTOR	ADDRESS OF DIRECTOR
James A. Buzzard	One High Ridge Street Stamford, CT 06905

Raymond W. Lane	Courthouse Plaza, NE Dayton, OH 45463

John A. Luke, Jr.	One High Ridge Street Stamford, CT 06905

Ian W. Millar	Courthouse Plaza, NE Dayton, OH 45463

ARTICLE IX

This Certificate of Incorporation shall become effective on December 27, 2002.

IN WITNESS WHEREOF, I, being the Incorporator hereinabove named, do hereby execute this Certificate of Incorporation this 27th day of December, 2002.

/s/ David A. Neuhardt
David A. Neuhardt

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:50 PM 12/09/2002
020754191 – 3599721

MEADWESTVACO MARYLAND, LLC

CERTIFICATE OF FORMATION

THIS CERTIFICATE OF FORMATION is executed as of December 6, 2002 for the purpose of forming a limited liability company pursuant to Section 201 of the Delaware Limited Liability Company Act. The undersigned, being duly authorized to execute and file this Certificate of Formation, does hereby certify as follows:

1.             Name.  The name of the limited liability company (the “Company”) is MeadWestvaco Maryland, LLC.

2.             Registered Office and Registered Agent.  The Company’s registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware. The registered agent for the service of process at such address is Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.

/s/ David L. Santez
Name: David L. Santez
Authorized Person

CERTIFICATE OF CONVERSION

CONVERSION OF

MEADWESTVACO MARYLAND, LLC
INTO MEADWESTVACO MARYLAND, INC.

THIS CERTIFICATE OF CONVERSION is executed as of December 27th, 2002 for the purpose of converting MEADWESTVACO MARYLAND, LLC, a Delaware limited liability company (the “Company”), into a Delaware corporation pursuant to Section 265 of the Delaware General Corporation Law and Section 216 of the Delaware Limited Liability Company Act. The undersigned, being duly authorized to execute and file this Certificate of Conversion, does hereby certify as follows:

1.             Date and Jurisdiction of Formation.  The Company was formed under the laws of the State of Delaware by filing a Certificate of Formation on December 9, 2002.

2.             Name of Limited Liability Company.  The name of the Company immediately prior to the filing of this Certificate of Conversion was MeadWestvaco Maryland, LLC.

3.             Name of Corporation. The name of the corporation into which the Company is being converted by the filing of this Certificate of Conversion, as set forth in its Certificate of Incorporation as filed in accordance with Section 265(b) of the Delaware General Corporation Law, is MeadWestvaco Maryland, Inc.

4.             Effective Time of Conversion.  The effective time of the conversion of the Company into a corporation shall be on December 27, 2002 (the “Effective Time”).

5.             Effect of Conversion.  At the Effective Time:

(i)            the Company shall be converted into a domestic corporation, with the sole member of the Company becoming the holder of 100 shares of common stock of the corporation into which the Company is being converted, which shall be the only stock of such corporation outstanding at the effective time;

(ii)           the conversion shall not be deemed to affect any obligations or liabilities of the Company incurred prior to its conversion to a domestic corporation or the personal liability of any person incurred prior to such conversion;

(iii)          all of the rights, privileges and powers of the Company and all property, real, personal and mixed, and all debts due to the Company as well as all other things and causes of action belonging to the Company, shall remain vested in the domestic corporation, and the title to any real property bested by deed or otherwise in the Company shall not revert or be in any way impaired by reason; but all rights of creditors and all liens upon any

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 05:30 PM 12/27/2002
020804330 – 3599721

property of the Company shall be preserved unimpaired, and all debts, liabilities and duties of the Company shall remain attached to the domestic corporation to which the Company has converted, and may be enforced against it to the same extent as if such debts, liabilities and duties had originally been incurred or contracted by it in its capacity as a corporation; and

(iv)          the rights, privileges, powers and interests in property of the Company, as well as the debts, liabilities and duties of the Company, shall not be deemed, as a consequence of the conversion, to have been transferred to the domestic corporation to which the Company has converted for any purpose of the laws of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion as of the date first above written.

MEADWESTVACO MARYLAND, LLC

By	/s/ Joseph I. Hitter
	Name:	Joseph I. Hitter
	Title:	Assistant Treasurer

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